SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 15, 2000


                    QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



        000-22609                                         84-1339282
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 (Commission File Number)                      (IRS Employer Identification No.)



700 QWEST TOWER, 555 SEVENTEENTH STREET       DENVER, COLORADO 80202
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(Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code: 303-992-1400
                                                            ------------

                                 NOT APPLICABLE
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

On February 15, 2000, the Registrant announced it would provide a live webcast of its financial analyst meeting being held in New York, New York on February 16, 2000. A copy of the press release announcing the same is attached as Exhibit
99.1 to this Current Report on Form 8-K.

On February 16, 2000, at the financial analyst meeting, the Registrant announced the following:

o The consensus of analysts' estimates projects that the Registrant will have revenues of approximately $5.1 billion in 2000 and $6.4 billion in 2001. The Registrant believes it is capable of attaining these estimates.

o It expects that Internet Protocol (IP) and Data revenues would account for 35% to 40% of total revenues by the fourth quarter of 2000, and 50% by the fourth quarter of 2001.

o It expects revenue for its Internet and Multimedia Markets unit to exceed $1 billion in 2000, a 300% increase over 1999.

o It expects revenue for Qwest Cyber.Solutions to exceed $160 million in 2000.

o The consensus of analysts' estimates projects that the Registrant will have EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $1.1 billion in 2000 and $1.5 to $1.6 billion in 2001. The Registrant believes it is capable of attaining these estimates.

o It expects gross margins to be in the 48% to 49% range by the end of 2000.

o It expects to see a modest improvement in SG&A (selling, general and administrative expenses) as a percentage of revenue in 2000 over its SG&A of 26% during the fourth quarter of 1999.

o It expects capital expenditures for 2000 to be approximately $2.7 billion, with greater emphasis on expenditures related to its IP, hosting and application service provider business and broadband local access than in prior years. It expects capital expenditures in 2001 to be approximately at the same levels as those for 2000.

o It is in the process of expanding its existing $1 billion credit facility to $2 billion.

o With respect to EPS (earnings per share), the Registrant announced that it expects that depreciation expense will increase from approximately $250 million in 1999 to $400 to $425 million in 2000, amortization expense will increase from approximately $150 million in 1999 to $150 to $155 million in 2000, and interest expense (net of capitalized interest and interest income) will increase from approximately $100 million in 1999 to $175 to $185 million in 2000. To calculate taxes, one should add back amortization expense to income before taxes, and use a tax rate of 40%. In addition, the Registrant expects its diluted weighted average outstanding shares to increase from approximately 765 million in 1999 to 800 million in 2000.

        This information related to Qwest on a "stand-alone" basis. It does not give effect to Qwest's pending merger with U S WEST, Inc. or the synergies expected to be achieved from the merger.

        In addition, on February 16, 2000, the Registrant's European affiliate, KPNQwest N.V., announced that it expected capital expenditures for 2000 to be in the

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

800 million euro to 900 million euro range, and aggregate capital expenditures for 1999 through 2003 to be approximately 2.44 billion, comprised of the following components:


                                                               Amount
               Item                                          (in Euros)
        -----------------------------------------------------------------
        EuroRings (1-7)                                     1,450,000,000
        Mega CyberCenters                                     150,000,000
        Service Platform and IT                               540,000,000
        Transatlantic capacity                                300,000,000
                                                            -------------
        Total                                               2,440,000,000

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, Qwest's ability to achieve Year 2000 compliance, adverse changes in the regulatory or legislative environment, and failure to complete the merger with U S WEST timely or at all. This Current Report on Form 8-K and the attachments include or incorporate by reference analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


        Exhibit 99.1   Press release of the Registrant dated February 15, 2000.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  February 17, 2000    By: /s/ DRAKE S. TEMPEST
                                -----------------------------------------
                                    Drake S. Tempest
                                    Executive Vice President and General Counsel



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

                                  EXHIBIT INDEX



        Exhibit 99.1   Press release of the Registrant dated February 15, 2000.


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